UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2016

NantKwest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our 2016 annual meeting of stockholders on June 15, 2016 (the “Annual Meeting”). Of the 81,954,142 shares of our common stock outstanding as the record date of April 22, 2016, 64,768,642 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 79.03% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.	Election of Directors. Each of the following nominees was elected to serve as a director, to hold office until our 2017 annual meeting of stockholders and until his respective successor has been duly elected and qualified based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Patrick Soon-Shiong	57,927,600	2,471,009	4,370,033
Barry J. Simon	58,256,797	2,141,812	4,370,033
Steve Gorlin	58,196,747	2,201,862	4.370,033
Michael Blaszyk	58,376,668	2,021,941	4,370,033
Richard Kusserow	58,376,968	2,021,641	4,370,033
John T. Potts, Jr.	58,366,967	2,031,642	4,370,033
John C. Thomas, Jr.	60,284,712	113,897	4,370,033

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based on the following results of voting:

For	Against	Abstentions	Broker Non-Votes
64,336,176	404,357	28,109	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANTKWEST, INC.

Date: June 16, 2016	By:	/s/ Patrick Soon-Shiong
Patrick Soon-Shiong
Chief Executive Officer and Chairman